D

           |
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Examiner   |
           |
           |
           |
           |            The Commonwealth of Massachusetts
           |                 William Francis Galvin
           |              Secretary of the Commonwealth
           |  One Ashburton Place, Boston, Massachusetts 02108-1512
           |
           |
           |
           |   ARTICLES OF ORGANIZATION (General laws, Chapter 156B)
           |
           |
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Name       |
Approved   |
           |
           |
           |                         [STAMP]
           |
           |                      SECRETARY OF
           |                     THE COMMONWEALTH
           |                   96 OCT 15 PM 12:42
           |                  CORPORATION DIVISION
           |
           |                       [END STAMP]
           |
           |
           |                         ARTICLE I
           |
           |           The exact name of the corporation is:
           |
           |                  Abington Bancorp, Inc.
           |
           |
           |                       ARTICLE II
           |
           |
           |            The purpose of the corporation is to engage in the
           |     following business activities:
           |
           |     A.     Subject to paragraph B below, to engage exclusively in
           |            buying, selling, dealing in or holding, on its own
           |            behalf, and not as a broker, securities; and, while
           |            owner thereof, to exercise all rights, powers, and all
           |            privileges of ownership in such securities.
           |
           |     B.     To acquire, invest in or hold stock in any subsidiary
           |            permitted under the Bank Holding Company Act of 1956 or
           |            Chapter 167A of the General Laws of The Commonwealth of
           |            Massachusetts, and to engage in any other activity or
           |            enterprise permitted to a bank holding company under
           |            said statutes or other applicable law or regulation.
           |
           |     C.     To engage in, transact and carry on any or all of the
           |            above activities or any other business activity
           |            necessary or convenient for or incidental to any or all
           |            of the foregoing which can advantageously be conducted
           |            in connection therewith. Notwithstanding the foregoing,
           |            the corporation (i) shall only engage in, transact and
           |            carry on activities which a corporation classified as a
           |            security corporation under chapter 63, section 38B of
           |            the Massachusetts General Laws, may lawfully engage in,
           |            transact or conduct and (ii) shall not engage in any
           |            activity which may not be engaged in or performed by a
           |            corporation organized under Chapter 156B of the
           |            Massachusetts General Laws.
           |
           |
           |
           |
C     [ ]  |
P     [ ]  |
M     [ ]  |
R.A.  [ ]  |
           |
           |
           |
-----------|      Note: If the space provided under any article or item on this
P.C.       |      form is insufficient, additions shall be set forth on one side
           |      only of separate 8-1/2 X 11 sheets of paper with a left margin
           |      of at least 1 inch. Additions to more than one article may be
           |      made on a single sheet so long as each article requiring each
           |      addition is clearly indicated.
           |


                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

 -------------------------------------------------------------------------------------
|         WITHOUT PAR VALUE         |                  WITH PAR VALUE                 |
 -------------------------------------------------------------------------------------
|     TYPE     |  NUMBER OF SHARES  |     TYPE     |  NUMBER OF SHARES  |  PAR VALUE  |
 -------------------------------------------------------------------------------------
|              |                    |              |                    |             |
 -------------------------------------------------------------------------------------

|  Common:     |                    | Common:      |     12,000,000     |    $.10     |
 -------------------------------------------------------------------------------------
|              |                    |              |                    |             |
 -------------------------------------------------------------------------------------
| Preferred:   |                    | Preferred:   |      3,000,000     |    $.l0     |
 -------------------------------------------------------------------------------------
|              |                    |              |                    |             |
 -------------------------------------------------------------------------------------


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


See Exhibit A.



                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:


None.



                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


See Exhibit B.



**    If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.



                                 EXHIBITS TO THE

                            ARTICLES OF ORGANIZATION
                                       OF
                             ABINGTON BANCORP, INC.
--------------------------------------------------------------------------------

                                    Exhibit A

                            ARTICLE IV. CAPITAL STOCK

      A description of the different classes and series of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

      A. Common Stock. Except as provided by law or in this ARTICLE IV (or in any certificate of establishment of series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder, except as otherwise provided in ARTICLE 10 of this Charter. There shall be no cumulative voting rights in the election of Directors.

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

      In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

      Each share of common stock shall have the same relative rights as, and be identical in all respects with, all the other shares of common stock.

      B. Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors of the Corporation is authorized, by vote or votes from time to time adopted, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The Board of Directors shall have the authority to divide any authorized class of preferred stock of the Corporation into one or more series, to establish or change from time to time the number of shares to be included in each such series, and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of any series so established and the qualifications, limitations and restrictions thereof. Each series shall be separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of one or more of the following:

      (a) The distinctive serial designation and the number of shares constituting such series;

      (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

      (c) The voting powers, full or limited, if any, of shares of such series;

      (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

      (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

      (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

      (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

      (h) The price or other consideration for which the shares of such series shall be issued;

      (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock; and

      (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as are permitted by law and as the Board of Directors of the Corporation may deem advisable.

      Any such vote shall become effective when the Corporation files with the Secretary of State of The Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Corporation, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

      Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

      Subject to the authority of the Board of Directors as set forth in Paragraph (i) above, any shares of Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Preferred Stock under this Section B.

      Except as specifically provided in these Articles, the holders of Preferred Stock or Common Stock shall not be entitled to any vote and shall not have any voting rights concerning the designation or issuance of any shares of Preferred Stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors or any authorized committee thereof as set forth above, the right to any such vote is expressly waived by all present and future holders of the capital stock of the Corporation.



                                    Exhibit B

                      ARTICLE VI. OTHER LAWFUL PROVISIONS.


                   Section 6.1. CERTAIN BUSINESS COMBINATIONS.


      6.1.1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by this Charter, and except as otherwise expressly provided in Section 6.1.2, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

      The term "Business Combination" as used in this ARTICLE VI shall mean:

            (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

            (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

            (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

            (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

            (v) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

      6.1.2. When Higher Vote is Not Required. The provisions of Section 6.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of these ARTICLES, if all of the conditions specified in either of the following paragraphs A and B are met:

            A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) then in office.

            B. Price and Procedure Requirements. All of the following conditions shall have been met:

            (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) of consideration other than cash, determined as of the date of the consummation of the Business Combination, to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

                  (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                  (b) the highest Fair Market Value per share of common stock on any date during the one-year period prior to and including the Announcement Date; and

                  (c) (if applicable) the price per share equal to the Fair
            Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such later date is referred to in this ARTICLE VI as the "Determination Date"), whichever is higher, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market value per share of common stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of common stock.

            (ii) The aggregate amount of the cash and the Fair Market Value of consideration other than cash, determined as of the date of the consummation of the Business Combination, to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B (ii) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                  (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                  (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (c) the highest Fair Market Value per share of such class of
            Voting Stock on any date during the one-year period prior to and including the Announcement Date; and

                  (d) (if applicable) the price per share equal to the Fair
            Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

            (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

            (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of any such Business
      Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by two-thirds (2/3) of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by two-thirds (2/3) of the Continuing Directors; and (b) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

            (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation or in connection with such Business Combination or otherwise.

            (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

      6.1.3. Certain Definitions. For the purpose of these Articles:

      A. A "person" shall mean an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust and any unincorporated organization or similar association or entity.

      B. "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary or any employee stock ownership plan formed by the Corporation) who or which:

            (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or

            (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

            (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 and such assignment or succession was not approved by two-thirds (2/3) of the Continuing Directors.

      C. A person shall be a "beneficial owner" of any shares of Voting Stock:

            (i) which such person or any of its Affiliates or Associates directly or indirectly, has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise, (b) the right to vote pursuant to any agreement, arrangement or understanding, or (c) the right to dispose of or transfer; or

            (ii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreements, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

      D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 6.1.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 6.1.3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

      F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 6.1.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

      G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed the Continuing Director by a majority of Continuing Directors then on the Board.

      H. "Fair Market Value" means:

            (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least two-thirds (2/3) of the Continuing Directors of the Board in good faith; and

            (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least two-thirds (2/3) of the Continuing Directors of the Board in good faith.

      I. "Group Acting in Concert" shall mean persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or persons acting with conscious parallel behavior, or any group of persons" as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended. When persons act together for such purpose, their group is deemed to have acquired their stock.

      J. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B(i) and (ii) of Section 6.1.2 hereof shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

      6.1.4. Powers of the Board of Directors. A majority of the Directors of the Corporation (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Section 6. 1, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number or percentage of shares of Voting Stock beneficially owned by any person,
(C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more, (E) whether the requirements of Section
6.1.2 have been met with respect to any Business Combination, and (F) any other matters of interpretation arising under this Article. The good faith determination of a majority of the Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) on such matters shall be conclusive and binding for all purposes of this Article.

      6.1.5 No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Section 6.1 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

      Section 6.2. STANDARDS FOR BOARD OF DIRECTORS' EVALUATION OF OFFERS.

      The Board of Directors of the Corporation, in determining whether the interests of the Corporation and its stockholders will be served by any offer of another person to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with or into another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

      Section 6.3 STOCKHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

      Subject to the provisions of Section 6.1, any (i) sale, lease or exchange of all or substantially all of the property or assets, including goodwill, of the Corporation, or (ii) merger or consolidation of the Corporation with or into any another corporation, shall be approved by the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders on such sale, lease or exchange, or merger or consolidation, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that if the Board of Directors recommends, by the affirmative vote of two thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Continuing Directors then in office at such meeting), that stockholders approve such sale, lease or exchange, or merger or consolidation, at such meeting of stockholders, such sale, lease or exchange, or merger or consolidation, shall be approved by the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such transaction, voting together as a single class. This Section 6.3 is intended to apply to any transaction that would not otherwise constitute a Business Combination that is subject to the provisions of Section 6.1 above.

      Section 6.4 PREEMPTIVE RIGHTS

      Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the capital stock of the Corporation which may be issued.

      Section 6.5 DIRECTORS

      6.5.1. Classification of Directors.

      The Directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, with one class to be elected annually. The initial Directors of the Corporation shall hold office as follows: the first class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, the second class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and the third class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999. At each succeeding annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

      6.5.2. Removal of Directors. Subject to the rights of the holders of any Preferred Stock then outstanding, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by an affirmative vote of not less than two-thirds (2/3) of the total votes eligible to be cast by stockholders, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting and, if the removal is for cause, the Director will be provided an opportunity to be heard before the stockholders.

      6.5.3. Limitation of Liability of Directors.

      A. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

      B. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

      Section 6.6. TRANSACTIONS WITH INTERESTED PERSONS

      6.6.1. Unless entered into in bad faith, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

      6.6.2. For the purposes of this Section 6.5, "Interested Person" means any person or organization in any way interested in the Corporation whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of the Corporation is in any way interested.

      6.6.3. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to the Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

      6.6.4. The provisions of this Section 6.5 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

      Section 6.7. ACTING AS A PARTNER

      The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

      Section 6.8. STOCKHOLDERS' MEETINGS

      Meetings of stockholders may be held at such place in The Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

      Section 6.9. CALL OF SPECIAL MEETINGS

      Special meetings of stockholders may be called by a majority of the Directors then in office (provided, however, that if there is an Interested Stockholder, any such call by the Board of Directors shall also require the affirmative vote of a majority of the Continuing Directors then in office). Special meetings shall be called by the Clerk or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least (i) 66-2/3 % in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to
Section 34(b) of Chapter 156B of the General Laws of the Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 66-2/3 % in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40 %) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors or the President. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law.

      Section 6.10. AMENDMENT OF BY-LAWS

A.  Amendment by Directors

      Except as otherwise required by law, the By-laws of the Corporation may be amended or repealed by the affirmative vote of a majority of the Directors then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Continuing Directors then in office at such meeting. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

B.  Amendment by Stockholders

      The By-laws of the Corporation may be amended or repealed at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of two thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Continuing Directors then in office at such meeting), that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment or repeal, voting together as a single class.

      Section 6.11. AMENDMENT OF ARTICLES OF ORGANIZATION

      These Articles may be amended at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken, there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Continuing Directors then in office), that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class.



                                                                       Exhibit C

                             ABINGTON BANCORP, INC.


                                                    Residential         Post Office
                         Name                       Address             Address
                         ----                       -----------         -----------

President                James P. McDonough         Addresses Intentionally Omitted

Treasurer                Edward J. Merritt


Clerk                    Barbara M. Manning


Board of Directors       Robert J. Armstrong

                         Bruce G. Atwood

                         William F. Borhek

                         Ralph B. Carver, Jr.

                         Joel S. Geller

                         Rodney D. Henrikson

                         A. Stanley Littlefield

                         James P. McDonough

                         Jay Timothy Noonan

                         Gordon N. Sanderson

                         James J. Slattery

                         Wayne P. Smith


                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

               538 Bedford Street, Abington, Massachusetts 02351


b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                      NAME          RESIDENTIAL ADDRESS          POST OFFICE ADDRESS
                      ----          -------------------          -------------------

President:

Treasurer:                             See Exhibit C.

Clerk:

Directors:



c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

                                    December

d. The name and business address of the resident agent, if any, of the corporation is:

                                      None


                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.


IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 11th day of October, 1996,


                           /s/ CAROL HEMPFLING PRATT
--------------------------------------------------------------------------------
                    Carol Hempfling Pratt, Sole Incorporator


Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.



                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)


            ========================================================

            I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this _______ day of __________ 19____.



            Effective date: ________________________________________



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth


            FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                             Carol Hempfling Pratt
                              Foley, Hoag & Eliot
              One Post Office Square, Boston, Massachusetts 02109

                            Telephone: 617-832-1000